As filed with the Securities and Exchange Commission on April 27, 2000.

                                                Registration
                                                Number 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                                  GO2NET, INC.

               (Exact name of issuer as specified in its charter)

         Delaware                               91-1710182
------------------------------                  ----------
(State of Incorporation)             (IRS Employer Identification Number)

             999 Third Avenue, Suite 4700, Seattle, Washington 98104

                    (Address of Principal Executive Offices)

                                 (206) 447-1595

              (Registrant's telephone number, including area code)

                       GO2NET, INC. 2000 STOCK OPTION PLAN

                            (Full title of the Plan)

                               Russell C Horowitz

               Chief Executive Officer and Chief Financial Officer

                                  Go2Net, Inc.

                          999 Third Avenue, Suite 4700

                            Seattle, Washington 98104

                                 (206) 447-1595

            (Name, address and telephone number of agent for service)

                                    copy to:

                         Francis J. Feeney, Jr., Esquire

                           Hutchins, Wheeler & Dittmar

                           A Professional Corporation

                               101 Federal Street

                           Boston, Massachusetts 02110

                                 (617) 951-6600

            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------- -------------------------------------- -------------------- ------------------ ------------------
     Title of             Amount of Securities to be         Proposed Maximum    Proposed Maximum       Amount of
 Securities to be               Registered (1)              Offering Price Per       Aggregate      Registration Fee
    Registered                                                   Share (2)        Offering Price
                                                                                        (2)

-------------------- -------------------------------------- -------------------- ------------------ ------------------
-------------------- -------------------------------------- -------------------- ------------------ ------------------
Common Stock, par         6,000,000
value $.01 per                                                   $51.3125          $307,875,000          $81,279
share

-------------------- -------------------------------------- -------------------- ------------------ ------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the high and low selling prices per share of Go2Net's Common Stock on April 24, 2000, as reported on the Nasdaq National Market which was $51.3125.

                                     PART I

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 1.  Plan Information

         Not filed as part of this  Registration  Statement  pursuant to Note to
Part 1 of Form S-8.

Item 2.  Registration Information and Employee Plan Annual Information

         Not filed as part of this  Registration  Statement  pursuant to Note to
Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Go2Net, Inc. ("Go2Net" or the "Company") hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act on Form 10-K for the fiscal year ended September 30, 1999 filed on December 29, 1999.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company on April 10, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed with the Commission pursuant to Sections 13(a), 13(b), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel

         Inapplicable.

Item 6.  Indemnification of Directors and Officers

         As permitted by Section 145 of the Delaware General Corporation Law, Go2Net's Amended and Restated Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, the Delaware General Corporation Law and Go2Net's Amended and Restated By-laws provide for indemnification of Go2Net's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Go2Net, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable choice to believe were unlawful.

         Go2Net has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by Go2Net.

Item 7.  Exemption from Registration Claimed

          Inapplicable.

Item 8.  Exhibits

Number            Description

4.1      Go2Net, Inc. 2000 Stock Option Plan

4.2      Restated Certificate of Incorporation of Go2Net, Inc.

4.3 Certificate of Designation of Series A Convertible Preferred Stock of Go2Net, Inc. (*)

4.4      Amended and Restated By-Laws of Go2Net, Inc.  (**)

5.1      Opinion of Hutchins, Wheeler & Dittmar, A Professional
         Corporation ("HWD"), as to legality of shares being registered and consent of HWD.

23.1     Consent of KPMG LLP, Independent Auditors

23.2     Consent of HWD (included in Exhibit 5.1)

24.1     Powers of Attorney (included on page S-1)

* Incorporated by reference to Exhibit 3.1 to Go2Net, Inc.'s Form 8-K filed with the Commission on April 12, 1999.

** Incorporated by reference to Exhibit 3.3 to Go2Net, Inc.'s Registration Statement on Form S-1 filed with the Commission on

         December 31, 1996.


Item 9.  Undertakings

The undersigned Registrant hereby undertakes the following:

         (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington on April 27, 2000.

                                 GO2NET, INC.



                                 By:  /s/ Russell C. Horowitz
                                      Russell C. Horowitz
                                      Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Russell C. Horowitz his true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                             Date

                                              Director, Chief Executive Officer and Chief
/s/ Russell C. Horowitz                       Financial Officer(principal executive officer
Russell C. Horowitz                           and accounting officer)                           April 27, 2000

/s/ William D. Savoy
William D. Savoy                              Director                                          April 27, 2000

/s/ Diane Daggatt                             Director                                          April 27, 2000
Diane Daggatt

/s/ Dennis Cline
Dennis Cline                                  Director                                          April 27, 2000

/s/ William A. Fleckenstein                   Director                                          April 27, 2000
William A. Fleckenstein


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    EXHIBITS

                                       to

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933









                                  GO2NET, INC.

             (Exact name of registrant as specified in its charter)